Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187760) and Form S-8 (Nos. 333-147490, 333-148544, and 333-185617) of our report dated September 12, 2014, with respect to the consolidated financial statements of Synthesis Energy Systems, Inc. and subsidiaries as of and for the year ended June 30, 2014, which appears in this Form 10-K.

/s/ UHY LLP

Farmington Hills, Michigan

September 18, 2015